UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_______________________

Date of Report

(Date of earliest

event reported): November 22, 2006

              Taylor Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50034	36-4108550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois 60018

(Address of principal executive offices, including zip code)

  (847) 653-7978

(Registrant's telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2006, Taylor Capital Group, Inc. (the "Company") announced that Bruce W. Taylor, 51, has been appointed as Chairman and Chief Executive Officer of the Company by the Board of Directors, effective as of November 21, 2006. Bruce W. Taylor has served the Company and Cole Taylor Bank (the "Bank"), a wholly owned subsidiary of the Company, in a number of roles during the last 28 years. He has served as President and as a director of the Company since its inception in 1997 and President and Chief Executive Officer of the Bank since 1994. From 1991 to February 1994, he served as President and Chief Operating Officer of the Bank. Bruce W. Taylor began working for the Bank in 1979 and has held several management positions with the Bank since that time. Bruce W. Taylor is the brother of Jeffrey W. Taylor, the previous Chairman and Chief Executive Officer of the Company and a current member of the Company's Board of Directors.

Also on November 22, 2006, the Company announced that, effective as of November 21, 2006, Jeffrey W. Taylor has been appointed Executive Managing Director, Market Development and New Ventures to focus on strategic business initiatives, including business development, customer products and services and new ventures.

A press release announcing the foregoing events is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release, dated November 22, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2006

TAYLOR CAPITAL GROUP, INC.
/s/ ROBIN VANCASTLE
By:	Robin VanCastle
Chief Accounting Officer

TAYLOR CAPITAL GROUP, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit No.	Description
99.1	Press release, dated November 22, 2006